Exhibit 99.1

CG Holdings Limited and Subsidiaries

REPORT OF IN DEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of CG Holdings Limited and Subsidiaries (the “Company”)

We have audited the accompanying consolidated balance sheets of CG Holdings Limited and Subsidiaries (the “Company”) as of September 30, 2009 and September 30, 2008, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years end ended September 30, 2009 and September 30, 2008. CG Holdings Limited and Subsidiaries management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CG Holdings Limited and Subsidiaries as of September 30, 2009 and September 30, 2008, and the results of its operations and its cash flows for the years ended September 30, 2009 and September 30, 2008 and in conformity with accounting principles generally accepted in the United States of America.

/s/Lake & Associates CPA’s LLC

Lake & Associates CPA’s LLC

January 26, 2010

1905 Wright Boulevard	20283 State Road 7, Suite 300
Schaumburg, IL 60193	Boca Raton, Florida 33498

Phone: 847-524-0800	Phone: 561.982.9874
Fax: 847-524-1655	Fax: 561.982.7985

CG Holdings Limited and Its Wholly Owned Subsidiaries

Consolidated Balance Sheet

September 30, 2009 and 2008

(expressed in US Dollars, except for number of shares)

	9/30/2009	9/30/2008

Assets
Current Assets
Cash and cash equivalents	$2,452,865	$—
Restricted cash	722,230	—
Accounts receivable, net	37,995	—
Inventory	321,095	—
Prepaid expenses and other current assets	127,209	—
Interest receivable	3,038	—
Deposits	94,070	—
Total current assets	3,758,502	—

Property and equipment, net	88,113	—

Other Assets
Note Receivable-MediaNet Group	250,000	—
Employee Advance	30,400	—
Other Assets	222	—
Total other assets	280,622	—

Total Assets	$4,127,237	$—

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$116,821	—
Accrued liabilities	275,671	—
Accrued incentives	644,292	—
Commissions payable	1,876,605	—
Income taxes payable	287,838	—
Customer deposits	18,348	—
Deferred revenue	2,577,168	—
Note Payable-related party	99,855	—
Total current liabilities	5,896,599	—
		—
Total liabilities	5,896,599	—

Stockholders’ deficit
Common stock 1,000 shares authorized € 2.00 par value, authorized, 1,000 outstanding	2,928	—
Members Capital	—	3,250
Additional paid-in capital	4,715	—
Accumulated other comprehensive income (loss)	(14,177)	—
Accumulated deficit	(1,762,828)	(3,250)
Total stockholders’ equity (deficit)	(1,769,362)	—

Total liabilities and stockholders’ equity (deficit)	$4,127,237	$—

The accompanying notes are an integral part

of the consolidated financial statements

CG Holdings Limited and Its Wholly Owned Subsidiaries

Consolidated Statements of Operations

For the Year Ended September 30, 2009 and September 30, 2008

(expressed in US Dollars, except for number of shares)

	9/30/2009	9/30/2008

Revenues	$14,507,755	$—
Direct Cost of revenues	9,743,485	—
Gross Profit	4,764,271	—

Operating Expenses
Advertising and marketing	461,600	—
General and administrative	3,797,164	3,250
Total operating expenses	4,258,764	3,250

Income (loss) from operations	505,506	(3,250)

Other income (expense)
Interest income	3,038	—
Total other expense	3,038	—

Income (loss) from continuing operations before income taxes	508,544	(3,250)

Provision for income taxes	287,838	—

Income (loss) from continuing operations	220,706	(3,250)

Discontinued operations
Loss from operations of discontinued segment	(1,980,285)	—
Net loss of discontinued operations, Net of income taxes	(1,980,285)	—

Net loss from operations	(1,759,578)	(3,250)

Other comprehensive income
- Foreign currency translation gain (loss)	(14,177)	—

COMPREHENSIVE (LOSS) INCOME	$(1,773,755)	(3,250)

Earnings(loss) per share:
Continuing operations- basic and diluted	$220.71	$—

Discontinued operations- basic and diluted	$(1,980.28)	$—

Weighted average number of shares outstanding during the period - basic and diluted	1,000	—

The accompanying notes are an integral part

of the consolidated financial statements

CG Holdings Limited and Its Wholly Owned Subsidiaries

Consolidated Statements of Stockholders’ (Deficit)

September 30, 2009 and 2008

(expressed in US Dollars, except for number of shares)

	2.00 Euro Par Value					Accumulated
	Common Stock		LLC	Additional		Other	Total
			Members	Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Capital	Deficit	Income (Loss)	Deficit

Issuance of membership interest	—	$—	$3,250	$—	$—	$—	$3,250
Net loss, for the period ended September 30, 2008	—	—	—	—	(3,250)	—	(3,250)
Balance, September 30, 2008	—	—	3,250	—	(3,250)	—	—
Consolidation of LLC capital	—	—	(3,250)	3,250	—	—	—
Issuance of 1,000 shares	1,000	2,928	—	1,465	—	—	4,393
Loss Discontinued operations	—	—	—	—	(1,980,285)	—	(1,980,285)
Foreign currency adjustment	—	—	—	—	—	(14,177)	(14,177)
Net income, year ended September 30, 2009	—	—	—	—	220,706	—	220,706

Balance, September 30, 2009	1,000	$2,928	$—	$4,715	$(1,762,828)	$(14,177)	$(1,769,362)

The accompanying notes are an integral part

of the consolidated financial statements

CG Holdings Limited and Its Wholly Owned Subsidiaries

Consolidated Statements of Cash Flows

For the Year Ended September 30, 2009 and September 30, 2008

(expressed in US Dollars, except for number of shares)

	9/30/2009	9/30/2008

Cash flows from operating activities
Net Income (loss) from operations	$(1,759,578)	$(3,250)
Net Loss from Discontinued operations	(1,980,285)	—
Net Income (loss) from continuing operations	220,706	(3,250)
Adjustments to reconcile net loss to net net cash used in operating activities:
Depreciation and amortization	13,914	—
(Increase) decrease in assets:
Restricted cash	(722,230)	—
Accounts receivable	(37,996)	—
Inventory	(321,095)	—
Prepaid expenses	(127,208)	—
Deposits	(94,070)	—
Interest Receivable	(3,038)	—
Other current assets	(223)	—
Employee advance	(30,400)	—
Increase (decrease) in liabilities:
Accounts payable	116,821	—
Accrued liabilities	275,672	—
Accrued incentives	644,292	—
Commission payable	1,876,605	—
Income tax payable	287,838	—
Customer deposits	18,348	—
Deferred revenue	2,577,168	—
Net cash provided (used) in operating activities	2,714,820	(3,250)

Cash flows from investing activities:
Purchase of software license	(2,071)	—
Purchase of license	(36,396)	—
Purchase fixed assets	(63,560)	—
Issuance of note receivable	(250,000)	—
Net cash provided (used) in investing activities	(352,027)	—

Cash flows from financing activities
Proceeds from issuance of note payable-related party	832,006	—
Payments on note payable-related party	(732,150)	—
Proceeds from LLC Membership	—	3,250
Proceeds from issuance common shares	4,393	—
Net cash provided (used) by financing activities	104,249	3,250

Foreign currency translation adjustment	(14,177)	—

Net increase (decrease) in cash and equivalents	2,452,865	—

Cash at beginning of period	—	—

Cash at end of period	$2,452,865	$—

Supplemental disclosures of cash flow information:
Cash paid for interest	—	—
Cash paid for income taxes	—	—

Supplemental disclosures of non-cash transactions:
Foreign translation adjustment - comprehensive loss	14,177	—

The accompanying notes are an integral part

of the consolidated financial statements

CG HOLDINGS LIMITED and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of Business

Business of CG Holdings Limited (also known as DubLi)

CG Holdings Limited was organized in Cyprus, Europe on March 17, 2009, as a holding company for the DubLi companies, which commenced doing business in October 2008. DubLi’s financial and operations full-service provider, Lenox Logistik und Service GmbH, is located in Berlin, Germany.

Throughout these footnotes and financial reports, CG Holdings Limited is referred to as DubLi.

CG Holdings Limited (DubLi) owns, directly or indirectly, the following subsidiaries:

•	Lenox Resources, LLC, a Delaware limited liability company. This company holds DubLi’s intellectual property, primarily its trademark, domains and technologies.
•	Dubli Network LLC, a Delaware limited liability company, operated DubLi’s network with its business associates until March 2009.
•	DUBLI NETWORK, Ltd., a British Virgin Islands limited company, operates DubLi’s network with its business associates from April 2009
•	DUBLICOM, Limited., a Cyprus limited company. DUBLICOM, Limited., runs DubLi’s auction websites.
•

Lenox Logistik und Service GmbH is a German corporation which is responsible for the fulfillment of products purchased on the DubLi auction site. Lenox Logistik also operates DubLi’s European headquarters in Berlin and employs 22 persons, who are collectively responsible for DubLi’s accounting, marketing and purchasing activities.

•	DubLi Logistics, LLC, a Delaware limited liability company. This company is responsible for fulfillment of orders placed from North America (United States, Mexico, Puerto Rico, Canada).

DubLi is a worldwide online trading firm composed of two unique and individual business models: DubLi.com, a reverse auction, having a shopping portal for merchandise, having the primary objective of providing equal opportunities for buyers on the web to profit form downward purchase pricing and DubLi Network, the business opportunity where Business Associates can establish their own business in the market of direct sales and affiliate marketing.

The Company has a wholly owned subsidiary (DubLi Network) which is a network marketing company that sells credits for use as currency on the DubLi Auctions. The Company’s credits are then sold to independent third party business associates who either utilize the credits or sell the credits to other members.

The Company has a wholly owned subsidiary (DubLi.com) which operates auctions on the internet in various countries throughout the world and managed by geographic regions. The Company aggregates these auction operating segments as one reporting segment as management believes that the Company’s operating segments have similar operating characteristics and similar long term performance. In making this determination, management believes that the operating segments are similar in the nature of the products sold, the product acquisition process, the types of customers products are sold to, the methods used to distribute the products, and the nature of the regulatory environment.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Each division and subsidiaries company separately accounts for its operations and transactions, and all inter-company and all inter-divisional transactions have been eliminated.

Year-End and Domicile

The Company and its wholly owned subsidiaries adopted September 30 as its year end and are domiciled in Delaware, USA, British Virgin Islands, Cyprus and Berlin, Germany.

CG HOLDINGS LIMITED and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies

Accounting Principles

The consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Principle of Consolidation

The financial statements include the accounts of CG Holdings, Limited (also known as DubLi) and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated. Equity investments in which the Company exercises significant influence but do not control and are not the primary beneficiary are accounted for using the equity method. Investments in which the Company is not able to exercise significant influence over the investee and which do not have readily determinable fair values are accounted for under the cost method.

Control by Principal Stockholders

The directors, executive officers and their affiliates or related parties, own beneficially and/or control in the aggregate, a significant portion of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, may have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company’s assets.

Foreign Currency

Financial statements of foreign subsidiaries operating in other than highly inflationary economies are translated at year-end exchange rates for assets and liabilities and average exchange rates during the year for income and expense accounts. The resulting translation adjustments are recorded within accumulated other comprehensive loss. Financial statements of subsidiaries operating in highly inflationary economies are translated using a combination of current and historical exchange rates and any translation adjustments are included in current earnings. Gains or losses resulting from foreign currency transactions are recorded in other expense, net.

Reclassifications

Certain amounts reported in previous periods have been reclassified to conform to the Company’s current period presentation.

Management’s Use of Estimates and Assumptions

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of the assets and liabilities, disclosure of contingent assets and liabilities, unearned income, accruals for incentive awards at the date of the consolidated financial statements, and the reported amounts of revenue and expense during the reporting periods. Examples, though not exclusive, include estimates and assumptions of: loss contingencies; depreciation or amortization of the economic useful life of an asset; stock-based compensation forfeiture rates; estimating the fair value and impairment; potential outcome of future tax consequences of events that have been recognized in our financial statements or tax returns; estimates of incentive awards and determining when investment impairments are other-than temporary. The Company bases its estimates on historical experience and on various assumptions that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates under different assumptions and conditions.

Compensated Absences

The Company has accrued for vacation pay up to the employee’s last anniversary date. Compensated absences for sick pay and personal time have not been accrued since they cannot be reasonably estimated.

CG HOLDINGS LIMITED and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Inventory

The inventory represents merchandise purchased at cost. Inventories are stated at lower of cost or market. Cost is determined on the first-in, first-out basis.

Shipping and Handling Costs

The Company’s shipping and handling costs are included in cost of sales for all periods presented.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’ and No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. Product sales and shipping revenues, net of promotional discounts, rebates, and return allowances, are recorded when the products are shipped and title passes to customers. Retail sales to customers are made pursuant to a sales contract that provides for transfer of both title and risk of loss upon our delivery to the carrier. Return allowances, which reduce product revenue, are estimated using historical experience. Revenue from product sales and services rendered is recorded net of sales taxes. Our comprehensive revenue recognition policy with reference to each revenue stream is to recognize income when the Company has completely performed its obligations to deliver goods or rendered services to customers. The Company has a single revenue source and several payment streams.

As to the sale of merchandise, since we have the inventory and credit risks, we recognized the gross sales upon receipt of payment and the shipping of the merchandise from our various locations to the consumer.

DubLi has two types of auctions which it operates on separate platforms for Europe and for North America (United States, Mexico, Puerto Rico, Canada): Xpress and Unique Bid. Each auction is conducted by the customer’s buying credits, each of which can be purchased for US $0.80 (EUR $0.50) (a “Credit”), and using the credits both to view the current bid price for an item (“Unique Bid”), or to place a bid (“Xpress”).

In the Xpress auction, all articles are displayed with one starting price (which is the best market price) that is valid at the start of the auction. The actual price is concealed until the customer places a Credit. With each Credit placed, the price decreases by US $0.25 (EUR $0.20), so that the actual price is always less than the starting price, which is often a considerable savings. A customer may purchase the product at anytime at the price displayed.

In the Unique Bid auction, all auctions are presented for a limited time only. Customers can bid using any number of US $0.25 increments. The user who has placed the sole lowest bid at the end of the auction acquires the item.

Unused credits are recognized as income ratable over a twelve (12) month period. This practice is known in the industry as “breakage”. Credits purchased, but unused by consumers are recorded on our books as “deferred revenue”. Credits purchased are classified for financial presentation to our liability account (deferred revenue) as long as the consumer does not use them to make bids on our internet auctions for a period of twelve (12) months. If a consumer uses the credits to bid on our internet auctions for merchandise, on the event the item on the auction has a winning bid and the merchandise is shipped, the liability account (deferred revenue) is reduced accordingly. The “breakage” is recognized by the Company by debiting the deferred revenue payable and crediting the revenue account, thus reflecting the income due to breakage.

Accounts Receivable

Accounts receivable are composed primarily of sales from our unique and express bid programs at September 30, 2009, and not yet collected. We have not experienced any uncollectible accounts nor do we expect any in the future. Any account beyond 30 days past due will be considered uncollectible. The Company does not provide an allowance for doubtful accounts on accounts receivable based on its immateriality.

CG HOLDINGS LIMITED and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Property, Software and Leasehold Improvements

Property is recorded at cost. The cost of maintenance and repairs of equipment is charged to operating expense when incurred. Depreciation and amortization is determined based upon the assets’ estimated useful lives, and is calculated on a straight-line basis when the asset is placed in service. When the Company sells, disposes or retires equipment or replaces a leasehold improvement, the related gains or losses are included in operating results. Property is depreciated over five or seven years and begins when it is placed in service.

Depreciation and amortization are provided for financial reporting primarily on the accelerated and the straight-line methods over the estimated useful lives of the respective assets as follows:

Estimated Useful Life

Computer equipment	5 years

Capitalized software applications purchased for internal use are recorded at cost and are amortized over sixty months.

Leasehold improvements are recorded at cost and are amortized over the remaining lease term.

Start-Up Costs

The Company, in accordance with the provisions of the Accounting Standards Codification (“ASC”) 720-15-25 Other Expenses, Start-Up Costs, Recognition, formerly American Institute of Certified Public Accountants Statement of Position (SOP) 98-5, “Reporting on the Costs of Start-up Activities, expensed all start-up and reorganization costs as they incurred.

Impairment of Long-Lived Assets

In accordance with Statement of ASC 360-10-35, Property, Plant and Equipment – Subsequent Measurement, the Company reviews the carrying value of its long-lived assets, which includes property and equipment, and intangible assets (other than goodwill) annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. The estimate of cash flows is based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Estimates of undiscounted cash flows may differ from actual cash flows due to, among other things, technological changes, economic conditions, changes to the business model or changes in operating performance. If the sum of the undiscounted cash flows (excluding interest) is less than the carrying value, an impairment loss will be recognized, measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined using available market data, comparable asset quotes and/or discounted cash flow models.  Management conducted an evaluation of long-lived assets and determined no impairments currently exist.

Cash, Cash Equivalents and Financial Instruments

The Company considers all highly liquid instruments with original maturities of three months or less at the date of purchase to be cash equivalents. In general, investments with original maturities of greater than three months and remaining maturities of less than one year are classified as short term investments.

Concentrations

The Company maintains its cash in a bank deposit account, which at time may exceed the federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

CG HOLDINGS LIMITED and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The Company has adopted and follows ASC 820-10, “Fair Value Measurements and Disclosures” for measurement and disclosures about fair value of its financial instruments. ASC 820-10 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820-10 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820-10 are:

Level 1 — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 — Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 — Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820-10, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date. The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, prepaid and other current assets,  and other assets, accounts payable, accrued expenses, accrued interest, taxes payable, and other current liabilities, approximate their fair values because of the short maturity of these instruments. The Company’s notes payable to shareholders approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at September 30, 2009

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2009, nor gains or losses reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date.

Policy on Classification of Accounts

The Company’s policy as to cost of sales is to include only the cost of acquiring merchandise and the fee charged to us to process the credit cards used by consumers to purchase our merchandise. The inclusion of these costs may not allow for a direct and meaningful comparison of the gross profit to competitors in the same industry.

Computation of Income and Loss per Share

The Company computes income and loss per share in accordance with ASC 260, previously SFAS No. 128, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

CG HOLDINGS LIMITED and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Share-Based Payments

The Company accounts for stock-based compensation in accordance with the provisions of ASC 718, Stock Compensation, which establishes the accounting for share-based awards and the inclusion of their fair value in net earnings in the respective periods the awards, were earned. Consistent with the provisions of ASC 718, the Company estimates the fair value of stock options and shares issued under its employee stock purchase plan using the Black-Scholes option-pricing model. Fair value is estimated on the date of grant and is then recognized (net of estimated forfeitures) as expense in the Consolidated Statement of Operations over the requisite service period (generally the vesting period).

ASC 718 requires companies to estimate the fair value of stock-based compensation on the date of grant using an option-pricing model. The Company uses the Black-Scholes model to value stock-based compensation. The Black-Scholes model determines the fair value of stock-based payment awards based on the stock price on the date of grant and is affected by assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. Option-pricing models were developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Although the fair value of stock options granted by the Company is determined in accordance with ASC 718 and Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment, (“SAB 107”) as amended by SAB No. 110 , using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

Commissions Earned By Business Associates

An independent business associate may earn commissions or incentive bonuses, based on retail volume on the execution and completion on the sales of the DubLi credits. Such commissions are based on the independent business associates retail sales volume and other members of the independent sales force who are sponsored by the business associate. In addition, such commissions are expensed when the DubLi credits are sold in the month of the actual sale. Management, from time to time, reviews this policy to determine that the estimate is in conformity with generally accepted accounting principles in the United States of America.

Comprehensive Income

Comprehensive income consists of net earnings, unrealized gains or losses on investments, foreign currency translation adjustments and the effective portion of the unrealized gains or losses on derivatives. Comprehensive income is presented in the consolidated statements of shareholders’ equity and comprehensive income.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include costs associated with selling; marketing; and distribution activities, including shipping and handling costs; research and development; information technology; and other administrative costs, including finance, legal and human resource functions.

Advertising Expenses

Advertising costs are expensed as incurred. For the period ended September 30, 2009, advertising expenses were $461,600.

Research and Development

The Company’s research and development is performed by in-house staff and outside consultants. For the period ended September 30, 2009, research and development costs were expensed as incurred.

CG HOLDINGS LIMITED and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company accounts for income taxes under ASC 740-10, Income Taxes. Deferred income tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates. At each balance sheet date, the Company evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets, and records a valuation allowance that reduces the deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Recent Authoritative Accounting Pronouncements

In September 2009, Financial Accounting Standards Board (“FASB”) issued ASC 605-25, Revenue Recognition - Multiple-Deliverable Revenue Arrangements. This guidance addresses how to separate deliverables and how to measure and allocate consideration to one or more units of accounting. Specifically, the guidance requires that consideration be allocated among multiple deliverables based on relative selling prices. The guidance establishes a selling price hierarchy of (1) vendor-specific objective evidence, (2) third-party evidence and (3) estimated selling price. This guidance is effective for annual periods beginning after December 15, 2009 but may be early adopted as of the beginning of an annual period. The Company is currently evaluating the effect that this guidance will have on its consolidated financial position and results of operations.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162, now referred to as ASC 105-10, Generally Accepted Accounting Principles .   The FASB Accounting Standards Codification (“Codification”) will become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 30, 2009. The adoption of this statement did not have a material effect on the Company’s consolidated financial statements.

(To be included in ASC 810 “Consolidation”, SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)”) SFAS No. 167 amends FASB Interpretation No. 46(R) “Consolidation of Variable Interest Entities regarding certain guidance for determining whether an entity is a variable interest entity and modifies the methods allowed for determining the primary beneficiary of a variable interest entity. The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS No. 167 is effective for the first annual reporting period beginning after November 15, 2009, with earlier adoption prohibited. The Company will adopt SFAS No. 167 in fiscal 2010 and does not anticipate any material impact on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 165, later codified in ASC 855-10, Subsequent Events. ASC 855-10 establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The adoption of ASC 855-10 did not have a material effect on the Company’s consolidated financial statements.

In April 2009, the FASB issued FASB Staff Position No. 107-1 and APB Opinion No. 28-1 (FSP 107-1 and APB 28-1), later codified in ASC 825-10-65-1, Interim Disclosures about Fair Value of Financial Instruments . FSP 107-1 and APB 28-1 require fair value disclosures in both interim, as well as annual, financial statements in order to provide more timely information about the effects of current market conditions on financial instruments. FSP 107-1 and APB 28-1 became effective for the Company in the quarter ended July 31, 2009, and their adoption did not have a material impact on the Company’s consolidated financial statements.

CG HOLDINGS LIMITED and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In June 2008, the EITF ratified EITF Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock , now referred to as ASC 815-40-15. ASC 815-40-15 provides guidance in assessing whether derivative instruments meet the criteria in paragraph 11(a) of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, now referred to as ASC 815, for being considered indexed to an entity’s own common stock. ASC 815-40-15 is effective for fiscal years beginning after December 15, 2008. We have completed our evaluation of the impact of ASC 815-40-15 and believe the impact will be immaterial based on the nature of our derivative and hedging activities.

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets, now referred to as FASB ASC 350-30-65-1. It amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Intangible Assets, now referred to as ASC 350. ASC 350-30-65-1 is effective for fiscal years beginning after December 15, 2008 and may not be adopted early. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133, now referred to as ASC 815. ASC 815 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No.141R, Business Combinations, now referred to as ASC 805. ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements, unless the Company enters into a material business combination transaction.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51 , now referred to as ASC 810. ASC 810 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

Note 3 – Restricted Cash

Credit Card Holdback - The Company has agreements with organizations that process credit card transactions arising from purchases of products and services by customers of the Company. Credit card processors have financial risk associated with the products and services purchased because the processor generally forwards the cash related to the purchase to the Company soon after the purchase is completed. The organization that processes MasterCard/Visa transactions allows the credit card processor to create and maintain a reserve account that is funded by retaining cash that it otherwise would deliver to the Company (i.e., “restricted cash”). The current agreement requires a 5% reserve or holdback on each sale for a period of six months.

Note 4 – Foreign Currency

Most of the Company’s foreign subsidiaries designate their local currencies as their functional currency. As of September 30, 2009, the total amount of cash held by foreign subsidiaries was $1,954,011 of USD and was maintained or invested in EURO’s.

CG HOLDINGS LIMITED and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – Income Taxes

CG Holdings Limited and its subsidiaries file income tax returns in the U.S. federal jurisdiction and Germany. CG Holdings Limited could be subject to U.S. federal income tax examinations by tax authorities for year starting October 1, 2008. According to the US Internal Revenue Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. CG Holdings Limited and each of its subsidiaries file separate income tax returns.

The United States of America

Dubli Network LLC, is organized in Delaware in the U.S., and is subject to a gradual U.S. federal corporate income tax of 15% to 35%. The state of Delaware does not impose any corporate income tax.

Dubli Logistics LLC, is organized in Delaware in the U.S., and is subject to a gradual U.S. federal corporate income tax of 15% to 35%. The state of Delaware does not impose any corporate income tax.

Lenox Resources, LLC is organized in Delaware in the U.S., and is subject to a gradual U.S. federal corporate income tax of 15% to 35%. The state of Delaware does not impose any corporate income tax.

Cyprus

CG Holdings Limited, under the current laws of the Republic of Cyprus, CG Holdings Limited is not subject to tax on income or capital gains. In addition, upon payment of dividends by CG Holdings Limited, no Cyprus withholding tax will be imposed.

Dublicom Limited, under the current laws of the Republic of Cyprus, Dublicom Limited is not subject to tax on income or capital gains. In addition, upon payment of dividends by Dublicom Limited, no Cyprus withholding tax will be imposed.

British Virgin Islands

Dubli Network Limited under the current laws of the British Virgin Islands, Dubli Network Limited is not subject to tax on income or capital gains. In addition, upon payment of dividends by Dubli Network Limited, no British Virgin Islands withholding tax will be imposed.

Germany

Lenox Logistik und Service GmbH, under the current laws of Germany, Lenox Logistik und Service GmbH is subject to tax on income or capital gains.

DubLi.com GmbH, under the current laws of Germany, DubLi.com GmbH is subject to tax on income or capital gains.

CG HOLDINGS LIMITED and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income tax expense (benefit) attributable to earnings before income taxes, consists of:

United States:

Current taxes

Federal	$287,838

State	-0-
Total U.S. Tax Expense	287,838

Germany	-0-

Current Taxes	-0-

Total German tax expense	-0-

Total income tax expense	$287,838

Reconciliation between income tax expense and the amounts computed by applying the US income tax rates to earnings before income taxes is as follows

Computed income tax	$171,872

Non-deductible expenses	-0-

Loss exempt from tax	113,000

Valuation allowance
-Germany Losses	7,692

Income tax expense	$287,838

In fiscal year 2009, the Company adopted amendments under ASC 740-10-50, Accounting for Uncertain Tax Positions, formerly Financial Accounting Standards Board Interpretation No. 48 (“FIN 48”), which clarify the accounting for uncertainty in tax positions recognized in the financial statements. Under these provisions, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The related amendments also provide guidance on measurement, classification, interest and penalties associated with tax positions, and income tax disclosures.

The Company is subject to taxation in the U.S., Germany, and various state jurisdictions. The Company’s calculation of its tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations in various taxing jurisdictions. If, based on new facts that arise within a period, management ultimately determines that the payment of these liabilities will be unnecessary, the liability will be reversed and the Company will recognize a tax benefit during the period in which it is determined the liability no longer applies. Conversely, the Company records additional tax charges in a period in which it is determined that a recorded tax liability is less than the ultimate assessment is expected to be.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability for U.S., Germany taxes, or the various state jurisdictions, may be materially different from management’s estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities. Interest and penalties are included in tax expense.

CG HOLDINGS LIMITED and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Value Added Tax

In accordance with the relevant taxation laws in the Germany, the normal VAT rate for domestic sales is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority.

The value added tax refundable presents the VAT that the Company paid for the purchasing products and can be used to deduct the VAT related to the sale of products.

Note 6 – Fixed Assets

Equipment at cost consists of computer equipment and software. Depreciation expense for the year ended September 30, 2009 was $10,068.

Cost	$98,181
Accumulated Depreciation	(10,068)
Net Fixed Assets	$88,113

Note 7 – Legal Proceedings

The Company is from time to time engaged in routine litigation. The Company regularly reviews all pending litigation matters in which it is involved and establishes reserves deemed appropriate by management for these litigation matters when a probable loss estimate can be made. Currently, according to management, there are no material legal proceedings to which the Company is party or to which any of its property is subject.

Note 8 – Commitments and Contingencies

The Company has an office lease that expires in 2014. Under the lease agreement, the Company is also obligated to pay property taxes, insurance and maintenance costs. The lease is for 589.9 square meters of office space.

Certain leases contain renewal options. Future minimum rental commitments for non-cancelable operating lease at September 30, 2009, were as follows (in millions):

Operating
2010	$132,450
2011	135,559
2012	138,668
2013	141,777
2014	144,886

Total	$693,343

Note 9 – Notes Payable-Related Parties

The Company as a note payable at September 30, 2009 as follows:

2009
Demand Note- Michael Hansen (officer)	$99,855

Note 10 – Note Receivable

The Company has a note receivable with a balance of $250,000 two principal payments of $100,000 and $150,000 due July 7, 2011 and August 14, 2011, respectively. Interest is payable monthly starting January 1, 2010 at annual rate of 6%.

CG HOLDINGS LIMITED and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 11 – Stock, Options and Warrants

At September 30, 2009, the company had no outstanding stock options or warrants.

Note 12 – Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks, which arise during the normal course of business from changes in interest rates and foreign currency exchange rates. At September 30, 2009, we do not use derivative financial instruments to manage or hedge these risks. All hedging transactions will be authorized and executed pursuant to written guidelines and procedures.

We have adopted SFAS 133. SFAS 133, as amended and interpreted, established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair-value hedge, the changes in the fair value of the derivative and the underlying hedged item are recognized concurrently in earnings. If the derivative is designated as a cash-flow hedge, changes in the fair value of the derivative are recorded in other comprehensive income, or OCI, and are recognized in the statement of operations when the hedged item affects earnings. SFAS 133 defines the requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value are recognized concurrently in earnings.

Note 13 – Warrants and Options

The Company has no warrants and options outstanding at September 30, 2009.

Note 14 – Stock and Equity

LLC Membership Capital

The company (Dubli Network LLC) was organized in Delaware on May 4, 2006. No business activity occurred until October, 2008. During the fiscal year ended September 30, 2009 Dubli Network LLC is considered a consolidated subsidiary of CG Holdings Limited.

Common Stock

The company has authorized common shares at September 30, 2009 of 1,000. At September 30, 2009, the company had 1,000 shares outstanding. The par value is 2 euro per share.

Preferred Shares

The Company has no preferred shares authorized at September 30, 2009.

Note 15 – Related party transactions

Related Transactions

The Company was advanced and repaid money from one of its shareholders during the year. Total advanced was $832,006. The amount repaid was $732,150.

CG HOLDINGS LIMITED and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Discontinued Operations

In May 2009, the Company determined it was in the best long-term interest of the Company to discontinue the operations of Dublicom GMBH., a wholly-owned subsidiary, and put the assets and business up for sale. The decision to sell this wholly owned subsidiary was primarily influenced by management’s decision to concentrate its efforts on its wholly owned subsidiary, Dubli Network.

The Company recognized a net loss of $ 1,980,285 on the disposal of the subsidiary and reported in the Consolidated Statements of Operations and Cash Flows within the caption, “discontinued operations”.

Note 17 – Subsequent Events

Closing of the MediaNet Group Technologies, Inc. Merger

Effective October 19, 2009, the company has completed its merger with MediaNet Group Technologies, Inc., a publicly-held, United States of America based company. At closing (October 19, 2009), our shareholders were issued 5,000,000 shares of Series A Convertible Preferred Stock that automatically converts into 90% of the shares of common stock of MediaNet Group Technologies, Inc., to be issued and outstanding after the conversion and has 90% of the voting power of MediaNet Group Technologies, Inc., shareholders. MediaNet Group Technologies, Inc. will file proxy material with the United States Security and Exchange Commission to increase its authorized common shares to 500,000,000 and it’s authorized preferred shares to 25,000,000. Upon completion of the increase in authorized shares, the fully diluted common shares of MediaNet Group Technologies, Inc. will be 299,016,520, of which the company’s shareholders will own 269,114,868 shares.

Software purchase agreement

On October 29, 2009, Lenox Resources, LLC, a Delaware limited liability company (“Lenox”) which is an direct subsidiary of CG Holdings Limited (the “Company”), executed and closed on a Software Purchase Agreement with MSC, Inc., d/b/a Lariat (the “Agreement”) for the purchase and assignment of database tracking, monitoring, statistic tools and widget software known as “Cinch” and “Connect” (the “Software”) and associated copyrights. The purchase price of the Software was $400,000 paid in cash at closing, together with two percent (2%) of the common stock of MediaNet Technologies Group Inc. The common stock payable to MSC, Inc., will not be dilutive to the Company’s existing common shareholders. Pursuant to the Agreement, Lenox will hire certain staff of MSC, Inc., who are dedicated to the development of the Software. The Agreement also provides that MSC, Inc. will have a right to market the Software to its own clients as a distributor, with the exclusion of any sale that would compete with the Company.